"PRELIMINARY PROXY MATERIALS"

                                                                January 23, 2001

John T. Day
President and Chief Executive Officer
Mining Services International Corporation
8805 South Sandy Parkway
Sandy, Utah 84070


         In connection with the proposed sale of assets by and between Mining Services International Corporation ("MSI") and Union Espanola de Explosivos S.A. ("UEE") (the "Transaction"), Christenberry Collet & Company, Inc. ("CCCO") was retained by MSI to provide an opinion as to the fairness, from a financial point of view, of the consideration to be paid to MSI in the Transaction. CCCO provided such fairness opinion in a letter, dated November 29, 2000, to MSI's board of directors (the "Opinion"). CCCO hereby consents to inclusion of the Opinion, in summary form and in its entirety, in any filing made by MSI with the Securities and Exchange Commission with respect to the Transaction. CCCO also hereby consents to being referred to as experts in their field in any such filing.


                                            Christenberry Collet & Company, Inc.


                                            By:/s/    John I. Hense Jr.
                                               ------------------------------
                                            John I. Hense, Jr.
                                            Partner




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**** THE UPDATED OPINION REGARDING AMENDMENT #2 WILL SHORTLY BE SUPPLIED ****